Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-178389, 333-147201 and 333-156394) and Form S-8 (Nos. 333-173211, 333-38912, 333-61925, 333-122172, 333-153444, and 333-169287) of Forest City Enterprises, Inc. of our report dated February 27, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑KT.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio

February 27, 2014